UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

Medtronic, Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-07707	41-0793183
(Commission File Number)	(IRS Employer Identification No.)

710 Medtronic Parkway, Minneapolis MN 55432

(Address of principal executive offices) (Zip Code)

(763) 514-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 16, 2012, Medtronic, Inc. (the “Company”) issued a press release declaring a quarterly dividend payable on April 27, 2012 to shareholders of record at the close of business on April 6, 2012. Medtronic’s transfer agent has advised the Company that holders of record at the close of business on April 5, 2012 will be holders on the record date because the New York Stock Exchange is not open for trading on April 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.

	By	/s/ D. Cameron Findlay
Date: March 7, 2012		D. Cameron Findlay
Senior Vice President and General Counsel